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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-39421 of The Good Guys, Inc. on Form S-8 of our report dated March 16, 2001, appearing in the Annual Report on Form 11-K of the The Good Guys Deferred Pay Plan for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP
SAN FRANCISCO, CALIFORNIA


March 29, 2001